Rate Schedule TF-1 Service Agreement

Contract No. 100138

THIS SERVICE AGREEMENT (Agreement) by and between Northwest Pipeline GP (Transporter) and Northwest Natural Gas Company (Shipper) is made and entered into on June 21, 2011 and restates the Service Agreement made and entered into on January 22, 2008.

WHEREAS:

A
Pursuant to Section 11.4 of the General Terms and Conditions of Transporter's FERC Gas Tariff, Transporter and Shipper desire to restate the Service Agreement dated June 17, 1993 ("Contract #100138") in the format of Northwest's currently effective Form of Service Agreement and to make certain additional non-substantive changes, while preserving all pre-existing, substantive contractual rights.

B
Significant events and previous amendments of Contract reflected in the contract restatement include:
 1. Shipper originally entered into Contract #100138 pursuant to the open season procedures for Transporter's Northwest Natural Expansion project.
 2. By Amendment dated March 5, 1996, Shipper's primary term for 102,000 Dth/day of Contract Demand was extended from December 1, 2010 to December 1, 2011, effective April 1, 1996.
 3. By Amendment dated March 25, 2004, Shipper's primary delivery point rights were last revised.
 4. Transporter and Shipper have agreed to amend the Primary Term Date on Exhibit A from December 1, 2011 to November 30, 2016. Shipper agreed to extend this contract as part of its bid to obtain certain transportation capacity that was posted by Transporter as available capacity in All Shippers Letter 10-123R, pursuant to the procedures set forth in Section 25 of the General Terms and Conditions of Transporter's FERC Gas Tariff that resulted in Service Agreement #138587.

THEREFORE, in consideration of the premises and mutual covenants set forth herein, Transporter and Shipper agree as follows:

1.
Tariff Incorporation. Rate Schedule TF-1 and the General Terms and Conditions (GT&C) that apply to Rate Schedule TF-1, as such may be revised from time to time in Transporter's FERC Gas Tariff (Tariff), are incorporated by reference as part of this Agreement, except to the extent that any provisions thereof may be modified by non-conforming provisions herein.

2.
Transportation Service. Subject to the terms and conditions that apply to service under this Agreement, Transporter agrees to receive, transport and deliver natural gas for Shipper, on a firm basis. The Transportation Contract Demand, the Maximum Daily Quantity at each Primary Receipt Point, and the Maximum Daily Delivery Obligation at each Primary Delivery Point are set forth on Exhibit A. If contract-specific OFO parameters are set forth on Exhibit A, whenever Transporter requests during the specified time period, Shipper agrees to flow gas as requested by Transporter, up to the specified volume through the specified transportation corridor.

3.
Transportation Rates. Shipper agrees to pay Transporter for all services rendered under this Agreement at the rates set forth or referenced herein. Reservation charges apply to the Contract Demand set forth on Exhibit A. The maximum currently effective rates (Recourse Rates) set forth in the Statement of Rates in the Tariff, as revised from time to time, that apply to the Rate Schedule TF-1 customer category identified on Exhibit A, will apply to service hereunder unless and to the extent that discounted Recourse Rates or awarded capacity release rates apply as set forth on Exhibit A or negotiated rates apply as set forth on Exhibit D. Additionally, if applicable under Section 21 of the GT&C, Shipper agrees to pay Transporter a facility reimbursement charge as set forth on Exhibit C.

4.
Transportation Term. This Agreement becomes effective on the date first set forth above. The primary term begin date for the transportation service hereunder is set forth on Exhibit A. This Agreement will remain in full force and effect through the primary term end date set forth on Exhibit A and, if Exhibit A indicates that an evergreen provision applies,through the established evergreen rollover periods thereafter until terminated in accordance with the notice requirements under the applicable evergreen provision.

5.
Non-Conforming Provisions. All aspects in which this Agreement deviates from the Tariff, if any, are set forth as non-conforming provisions on Exhibit B. If Exhibit B includes any material non-conforming provisions, Transporter will file the Agreement with the Federal Energy Regulatory Commission (Commission) and the effectiveness of such non-conforming provisions will be subject to the Commission acceptance of Transporter's filing of the non-conforming Agreement.

6.	Capacity Release. If Shipper is a temporary capacity release Replacement Shipper, any capacity release conditions, including recall rights, are set forth on Exhibit A.

7.
Exhibit / Addendum to Service Agreement Incorporation. Exhibit A is attached hereto and incorporated as part of this Agreement. If any other Exhibits apply, as noted on Exhibit A to this Agreement, then such Exhibits also are attached hereto and incorporated as part of this Agreement. If an Addendum to Service Agreement has been generated pursuant to Sections 11.5 or 22.12 of the GT&C of the Tariff, it also is attached hereto and incorporated as part of this Agreement.

8.	Regulatory Authorization. Transportation service under this Agreement is authorized pursuant to the Commission regulations set forth on Exhibit A.

9.
Superseded Agreements. When this Agreement takes effect, it supersedes, cancels and terminates the following agreement(s): Restated Firm Transportation Agreement dated January 22, 2008, but the following Amendments and/or Addendum to Service Agreement which have been executed but are not yet effective are not superseded and are added to and become an Amendment and/or Addendum to this agreement: None

IN WITNESS WHEREOF, Transporter and Shipper have executed this Agreement as of the date first set forth above.

Northwest Natural Gas Company	Northwest Pipeline GP
By: /S/	By: /S/
Name: RANDOLPH S. FRIEDMAN	Name: JANE F HARRISON
Title: DIRECTOR, GAS SUPPLY	Title: MANAGER NWP MARKETING SERVICES

EXHIBIT A
Dated and Effective June 21, 2011
to the
Rate Schedule TF-1 Service Agreement
(Contract No. 100138)
between Northwest Pipeline GP
and Northwest Natural Gas Company

SERVICE DETAILS

1.	Transportation Contract Demand (CD): 102,000 Dth per day

2.	Primary Receipt Point(s):

Point ID	Name	Maximum Daily Quantities (Dth)
187	STANFIELD RECEIPT	102,000
	Total	102,000

3.	Primary Delivery Point(s):

Point ID	Name	Maximum Daily Delivery Obligation (Dth)	Delivery Pressure (psig)
218	NORTH VANCOUVER	3,800	250
303	PORTLAND NORTHEAST	2,400	400
304	GRESHAM	5,300	400
305	JOHNSON CRK	4,000	400
306	SANDY	6,600	400
307	PORTLAND SOUTHEAST	10,100	400
309	OREGON CITY	400	165
312	MOLALLA	13,200	575
313	MONITOR	200	150
315	MCMINNVILLE-AMITY	9,000	400
320	TURNER	4,000	400
324	JEFFERSON/SCIO	600	400
327	ALBANY	10,000	400
330	BROWNSVILLE/HALSEY	8,900	400
334	NORTH EUGENE	5,000	400
336	SOUTH EUGENE	5,000	400
339	CRESWELL	300	150
342	COTTAGE GROVE	800	400
467	PORTLAND WEST/SCAPPOOSE	12,400	450
	Total	102,000

Specified conditions for Delivery Pressure, pursuant to Section 2.4 of the General Terms and Conditions: None

4.	Customer Category:

a.	Large Customer

b.	Incremental Expansion Customer: No

5.	Recourse or Discounted Recourse Transportation Rates:

a.	Reservation Charge (per Dth of CD):

Maximum Base Tariff Rate, plus applicable surcharges.

b.	Volumetric Charge (per Dth):

Maximum Base Tariff Rate, plus applicable surcharges

c.	Additional Facility Reservation Surcharge Pursuant to Section 3.4 of Rate

Schedule TF-1 (per Dth of CD):None

d.	Rate Discount Conditions Consistent with Section 3.5 of Rate Schedule

TF-1:

Not Applicable

6.	Transportation Term:

a.	Primary Term Begin Date:

December 01, 1995

b.	Primary Term End Date:

November 30, 2016

c.	Evergreen Provision:

Yes, grandfathered unilateral evergreen under Section 12.3 of Rate Schedule TF-1

7.	Contract-Specific OFO Parameters: None

8.	Regulatory Authorization: 18 CFR 284.223

9.	Additional Exhibits:

Exhibit B No
Exhibit C No
Exhibit D No
Exhibit E No